EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CD 2017-CD4 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Hilton Hawaiian Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Hawaiian Village Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Place Google Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Place Google Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Moffett Place Google Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Place Google Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Place Google Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 111 Livingston Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 111 Livingston Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 111 Livingston Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 111 Livingston Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 111 Livingston Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Key Center Cleveland Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Key Center Cleveland Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Key Center Cleveland Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Key Center Cleveland Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Key Center Cleveland Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Key Center Cleveland Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hamilton Crossing Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Hamilton Crossing Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Hamilton Crossing Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hamilton Crossing Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hamilton Crossing Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Hamilton Crossing Mortgage Loan.

Dated: March 26, 2018

/s/ Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)